EXHIBIT 99

1. FS Private Investments III LLC ("FS Private"), Brian P. Friedman and James L. Luikart may be deemed to own beneficially and indirectly the shares of common stock, par value $0.001 (the "Common Stock"), of RAM Energy Resources, Inc. (the "Issuer") held for the accounts of (i) ING Barings U.S. Leveraged Equity Plan LLC ("ING US"), which beneficially owns 388,677 shares of Common Stock; (ii) ING Furman Selz Investors III L.P. ("ING Furman"), which beneficially owns 1,278,078 shares of Common Stock and (iii) ING Barings Global Leveraged Equity Plan Ltd. ("ING Barings" and, together with FS Private, ING Furman, ING US, Mr. Friedman and Mr. Luikart, collectively, the "Reporting Persons"), which beneficially owns 167,470 shares of Common Stock. FS Private is the manager of ING US, ING Furman and ING Barings, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are held for the accounts of ING Barings, ING US and ING Furman, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of ING US, ING Furman and ING Barings. FS Private disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Mr. Luikart and Mr. Friedman are managing members of FS Private, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of ING US, ING Furman and ING Barings. Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein.

2. On May 12, 2008, ING US exercised Warrants (as defined herein) to purchase 96,456 shares of Common Stock, ING Furman exercised Warrants to purchase 317,174 shares of Common Stock and ING Barings exercised Warrants to purchase 41,560 shares of Common Stock. ING US, ING Furman and ING Barings originally received shares of Common Stock and warrants to purchase shares of Common Stock (the "Warrants") pursuant to the Agreement and Plan of Merger, by and among the Issuer, Ascent Acquisition Corp. and Ascent Energy Inc. ("Ascent"), dated as of October 16, 2007 (the "Merger Agreement"), and the Note Holder Payoff and Recapitalization Agreement, dated as of October 16, 2007, by and among Ascent, South Louisiana Property Holdings, Inc. and the other parties listed on the signature pages thereto (the "Recapitalization Agreement"). ING US, ING Furman and ING Barings received the shares of Common Stock and Warrants reported herein upon the consummation of the transactions contemplated by the Merger Agreement and the Recapitalization Agreement on November 29, 2007.

3. Each of (i) Jefferies High Yield Trading, LLC ("Trading"), which beneficially owns 13,279,316 shares of Common Stock; (ii) Jefferies & Company, Inc. ("Jefferies"), which beneficially owns 1,927,816 shares of Common Stock and may be deemed to beneficially own the shares of Common Stock held for the account of Trading; (iii) Jefferies Group, Inc. ("Group"), which may be deemed to beneficially own the shares of Common Stock held for the accounts of Trading and Jefferies; and (iv) Jefferies High Yield Holdings, LLC ("Holdings" and, together with Trading, Jefferies and Group, "Jefferies Company"), which may be deemed to beneficially own the shares of Common Stock held for the account of Trading, may be considered an affiliate of the Reporting Persons and the Reporting Persons may be deemed to beneficially own the shares of Common Stock held by Jefferies Company. In addition, the Reporting Persons and Jefferies Company may coordinate their decisions or actions relating to the holding, voting and/or disposition of the shares of Common Stock beneficially owned by each such person. Each of the Reporting Persons expressly disclaims (a) beneficial ownership of the shares of Common Stock beneficially owned by Jefferies Company and (b) that the Reporting Persons and Jefferies Company constitute a "group" or "person" for purposes of
Section 13 of the Securities Exchange Act of 1934, as amended.

FS PRIVATE INVESTMENTS III LLC



By:    /s/  James L. Luikart
       -----------------------------
Name:  James L. Luikart
Title: Manager


ING FURMAN SELZ INVESTORS III L.P.

By:  FS Private Investments III LLC,
     as Manager



By:    /s/  James L. Luikart
       -----------------------------
Name:  James L. Luikart
Title: Manager



/s/ Brian P. Friedman
--------------------------------
Brian P. Friedman


/s/ James L. Luikart
-------------------------------
James L. Luikart




ING BARINGS GLOBAL LEVERAGED EQUITY PLAN

By:  FS Private Investments III LLC,
     as Manager



By:    /s/  James L. Luikart
       -----------------------------
Name:  James L. Luikart
Title: Manager



ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:  FS Private Investments III LLC,
     as Manager



By:    /s/  James L. Luikart
       -----------------------------
Name:  James L. Luikart
Title: Manager